Filed Pursuant to Rule 424(b)(3)
Registration No. 333-255489

PROSPECTUS SUPPLEMENT

To Prospectuses dated June 12, 2019 and May 3, 2021

Talos Energy Inc.

5,000,000 Shares

Common Stock

The selling stockholders identified in this prospectus supplement are offering 5,000,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “TALO.” On June 23, 2021, the last reported sale price of our common stock on the NYSE was $18.65 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-4 of this prospectus supplement and page 6 of each of the accompanying base prospectuses and the other risk factors incorporated by reference into this prospectus supplement and the accompanying base prospectuses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectuses are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter has agreed to purchase the shares of our common stock from the selling stockholders at a price of $17.26 per share, which will result in $86,300,000 of proceeds to the selling stockholders before expenses. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. For additional information regarding underwriting compensation, see “Underwriting.”

The underwriter expects to deliver the shares of common stock on or about June 28, 2021.

BMO Capital Markets

Prospectus Supplement dated June 23, 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS DATED JUNE 12, 2019

PROSPECTUS DATED MAY 3, 2021

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Glossary

As used in this prospectus supplement, unless the context indicates or otherwise requires, the following terms have the following meanings.

•

“Apollo Funds” means funds and other alternative investment vehicles managed by Apollo Management VII, L.P., a Delaware limited partnership and Apollo Commodities Management, L.P., a Delaware limited partnership with respect to Series I.

•	“Bank Credit Facility” means our senior reserve-based revolving credit facility currently maturing on November 12, 2024.

•

“Exchange Agreement” means the Exchange Agreement, dated as of November 21, 2017, among Talos Energy, Stone, Talos Production, Talos Production Finance Inc., and the various lenders and noteholders listed therein.

•

“Sponsors” means funds affiliated with, and controlled by, (i) Apollo Global Management, Inc. and (ii) Riverstone Holdings LLC, which were the sponsors of Talos Energy LLC prior to the Stone Combination.

•	“Stone” means Stone Energy Corporation, a Delaware corporation, as it existed before the Stone Combination.

•

“Stone Combination” means the business combination between Talos Energy LLC and Stone, effected in connection with the consummation of the Transactions and consummated on May 10, 2018, pursuant to which Talos Energy LLC and Stone became wholly owned subsidiaries of Talos Energy.

•	“Talos Energy LLC” means Talos Energy LLC, a Delaware limited liability company.

•	“Talos Production” means Talos Production, Inc., a Delaware corporation, a wholly owned subsidiary and a holding company through which Talos Energy owns and operates its assets.

•

“Transaction Agreement” means the Transaction Agreement, dated as of November 21, 2017, among Stone, Talos Energy, Talos Energy LLC, and Talos Production and Sailfish Merger Sub Corporation, a Delaware corporation.

•	“Transactions” means the transactions contemplated by the Transaction Agreement and the Exchange Agreement.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “we,” “us,” “our,” “Talos” and the “Company,” refer to Talos Energy Inc. and its consolidated subsidiaries. References in this prospectus supplement to “Talos Energy” refer to Talos Energy Inc. and not any of its subsidiaries. References in this prospectus supplement to the “selling stockholders” refer to the entities identified as selling stockholders under the heading “Selling Stockholders.”

This prospectus supplement and the accompanying base prospectuses form part of that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document is in three parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in each of the accompanying base prospectus dated June 12, 2019, which forms a part of a registration statement on Form S-3 (File No. 333-231925) (the “2019 Base Prospectus”), and the accompanying base prospectus dated May 3, 2021, which forms a part of a registration statement on Form S-3 (File No. 333-255489) (together with the 2019 Base Prospectus, the “base prospectuses”), and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectuses. The second and third parts are the accompanying base prospectuses, which, among other things, give more general information, some of which may not apply to this offering.

Neither we, the selling stockholders nor the underwriter (or any of our or their affiliates) have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectuses or any related free writing prospectus filed by us with the SEC. Neither we, the selling stockholders nor the underwriter (or any of our or their affiliates) take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. Neither we, the selling stockholders nor the underwriter (or any of our or their affiliates) are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectuses or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying base prospectuses do not contain all of the information included in the registration statements as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statements on Form S-3, including their exhibits, of which this prospectus supplement and the accompanying base prospectuses form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying base prospectuses about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statements, you should refer to that agreement or document for its complete contents.

If the description of this offering varies between this prospectus supplement and the accompanying base prospectuses, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.talosenergy.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus supplement. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

We have filed with the SEC two “shelf” registration statements on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the common stock offered hereby. This prospectus supplement and the accompanying base prospectuses are a part of those registration statements, but do not contain all of the information in those registration statements or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and the securities covered by this prospectus supplement, you should refer to the registration statements and their exhibits. Certain information is also incorporated by reference in this prospectus supplement, as described under “Incorporation of Certain Documents by Reference.”

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of this prospectus supplement, and you should review that information in order to understand the nature of any investment by you in our securities. Information that we later file with the SEC will automatically update information previously filed with the SEC and information in this prospectus supplement. Therefore, before you decide to invest in our common stock, you should check for documents that may have been filed with the SEC after the date of this prospectus supplement. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.

•	Talos Energy’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 (our “2020 Annual Report”);

•	Talos Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 6, 2021 (our “Quarterly Report”);

•	Talos Energy’s Current Reports on Form 8-K filed with the SEC on January 8, 2021, January 11, 2021 (two filings), January 14, 2021, February 11, 2021, May 13, 2021, June 22, 2021 and June 23, 2021;

•

The information from Talos Energy’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  6, 2021, specifically incorporated by reference into Talos Energy’s Annual Report on Form 10-K for the year ended December 31, 2020; and

•

The description of our common stock included in our Registration Statement on Form S-4 (File No. 333-222341), originally filed with the SEC on December 29, 2017, under the heading “Description of New Talos Capital Stock,” which updates the description of the common stock of Stone Energy Corporation contained in the Registration Statement on Form 8-A filed by Talos Petroleum LLC (formerly Stone Energy Corporation) on February 28, 2017, and including all other amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of prospectus supplement (excluding, in each case, any information deemed furnished rather than filed), shall be deemed to be incorporated by reference in this prospectus supplement until all of the shares of common stock offered hereby have been sold or the offering is otherwise terminated.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement. If you would like a copy of any of these documents, at no cost, please write or call us at:

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

Attn: Executive Vice President, General Counsel and Secretary

Except as described above, no other information is incorporated by reference in this prospectus supplement (including, without limitation, information on our website).

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectuses and the documents and information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying base prospectuses, information incorporated by reference herein or therein regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements may be identified by words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about:

•	business strategy;

•	reserves;

•	exploration and development drilling prospects, inventories, projects and programs;

•	our ability to replace the reserves that we produce through drilling and property acquisitions;

•	financial strategy, liquidity and capital required for our development program and other capital expenditures;

•	realized oil and natural gas prices;

•	timing and amount of future production of oil, natural gas and natural gas liquids (“NGLs”);

•	our hedging strategy and results;

•	future drilling plans;

•	availability of pipeline connections on economic terms;

•	competition, government regulations and political developments;

•	our ability to obtain permits and governmental approvals;

•	pending legal, governmental or environmental matters;

•	our marketing of oil, natural gas and NGLs;

•	leasehold or business acquisitions on desired terms;

•	costs of developing properties;

•	general economic conditions;

•	credit markets;

•	impact of new accounting pronouncements on earnings in future periods;

•	estimates of future income taxes;

•	our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other exploration activities;

•	uncertainty regarding our future operating results and our future revenues and expenses; and

•

plans, objectives, expectations and intentions contained in this prospectus supplement, the accompanying base prospectuses, and information incorporated by reference herein or therein that are not historical.

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We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility due to the continued impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business; the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels; the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government and regulations; lack of availability of drilling and production equipment and services; adverse weather events, including tropical storms, hurricanes and winter storms; inflation; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our business combinations are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations; and the other risks discussed under the heading “Risk Factors” in this prospectus supplement and the accompanying base prospectuses, in “Risk Factors” of our 2020 Annual Report and Quarterly Report, which are incorporated by reference herein, and in subsequent filings with the SEC incorporated by reference herein.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus supplement, the accompanying base prospectuses and the information incorporated herein and therein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus supplement, the accompanying base prospectuses and the information incorporated herein and therein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. All forward-looking statements speak only as of the date of this prospectus supplement, the accompanying base prospectuses and the information incorporated herein and therein. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement, the accompanying base prospectuses and the information incorporated herein and therein.

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SUMMARY

The following summary contains selected information about us and about this offering. It does not contain all of the information that is important to you and your investment decision. Before you make an investment decision, you should read, in their entirety, this prospectus supplement and the accompanying base prospectuses, and any related free writing prospectus prepared, together with all information incorporated by reference herein and therein, carefully, especially the “Risk Factors” section of this prospectus supplement, our 2020 Annual Report, our Quarterly Report and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. Some of the statements in the following summary constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

Overview

Talos is a technically-driven independent offshore energy company engaged in oil and gas exploration and production in the U.S. Gulf of Mexico and offshore Mexico. We are focused on safely and efficiently maximizing value through our operations. We leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world.

We combine our technical experience in geology, geophysics and engineering with innovative resource evaluation techniques and seismic imaging expertise to discover new resources. We rely on our operational experience to safely and responsibly optimize production and recovery from our assets. Finally, we leverage our commercial and corporate management experience to most effectively allocate our capital to balance risk and reward, grow our business and maximize long-term shareholder value.

We have historically focused our operations in the U.S. Gulf of Mexico because of our deep experience and technical expertise in the basin, which maintains favorable geologic and economic conditions, including multiple reservoir formations, comprehensive geologic and geophysical databases, extensive infrastructure and an attractive asset acquisition market.

Recent Developments

Bank Credit Facility Amendment

On June 22, 2021, Talos Energy, Talos Production, and certain of their direct and indirect subsidiaries entered into the Borrowing Base Redetermination Agreement and Sixth Amendment to Credit Agreement (the “Sixth Amendment”), which amended the Credit Agreement, dated as of May 10, 2018 (as amended, the “Credit Agreement”), among Talos Energy, as holdings, Talos Production, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the issuing banks, the lenders party thereto, and the other persons from time to time party thereto, which Credit Agreement governs our Bank Credit Facility. The Sixth Amendment provides for, among other things, (i) the extension of the initial maturity date of the Bank Credit Facility from May 10, 2022 to November 12, 2024, and (ii) decreases of the borrowing base and the total commitments under the Bank Credit Facility to $950 million and $655 million, respectively.

Puma West Drilling Update

On April 13, 2021, Talos, along with affiliates of BP p.l.c. (“BP”) and Chevron U.S.A. Inc. (“Chevron”) (collectively, the “Co-Owners”), announced successful drilling results from the Puma West exploration project located in the U.S. Gulf of Mexico Green Canyon Block 821. The Puma West well encountered oil pay in a high-quality, sub-salt Miocene sand. Fluid properties from the discovered Miocene zone carried similar properties as other productive Miocene reservoirs in the area. The Co-Owners will begin planning an appraisal program that will better define the discovered resource. The wellbore has been suspended as a keeper well to preserve future utility. The Puma West exploration prospect was evaluated following the farm-in by BP to Talos-owned Green Canyon Block 821 and subsequent farm-in by Chevron. BP is the operator and holds a 50.0% working interest. Talos and Chevron each hold a 25.0% working interest.

Zama Update

On May 21, 2021, Talos provided an interim update regarding the unitization process for the Company’s Zama discovery in offshore Mexico. The interim update clarifies information recently disclosed by Petróleos Mexicanos (“Pemex”) in its Annual Report. Talos, Block 7 partners and Pemex, with involvement from the Mexican Ministry of Energy (“SENER”), are working collaboratively to finalize terms of a Unitization and Unit Operating Agreement (“UUOA”) in accordance with international best practices. The UUOA will address initial tract participating interest splits, the mechanism to re-determine those splits in the future and operatorship, among other key topics. A third-party reservoir engineering firm engaged by the Block 7 partners and Pemex to evaluate Initial Tract Participation (“ITP”) within the Zama reservoir recently concluded that the Block 7 consortium, led by Talos, holds 49.6% of the gross interest in Zama and Pemex holds the remaining 50.4% interest. The UUOA will separately provide for specific milestones upon which participating interest splits among the Zama parties will be re-determined and adjusted based on evolving data collected over the asset lifecycle. Under the redetermination provisions in the Zama UUOA, Block 7 partners and Pemex will reevaluate the ITP and subsequently determine splits in accordance with international best practices. In addition, in June 2021, the Block 7 partners submitted a draft field development plan for the Zama field to the Mexican National Hydrocarbon Commission.

Storegga Joint Venture

On June 8, 2021, Talos announced that it has formed an exclusive joint venture with Storegga Geotechnologies Limited (“Storegga” and, together with Talos, the “Partners”) to source, evaluate and develop carbon capture and storage (“CCS”) project opportunities on the U.S. Gulf Coast and Gulf of Mexico, including state and federal waters offshore Texas, Louisiana, Mississippi and Alabama. Under the joint venture framework, the Partners, in collaboration, will originate and mature CCS ventures with emitters, infrastructure providers, service companies and financing partners, among others. The Partners are actively exploring opportunities with counterparties along the CCS value chain. Pursuant to the terms of the joint venture agreement, as individual CCS projects are matured in the future, each will be ring-fenced with separate operating agreements, financing structures and the possibility of additional working interest partners. The agreement requires zero up front capital commitments, and the Partners will share costs 50/50 in the initial phases. Talos is designated as the operating partner of the joint venture.

Corporate Information

Talos Energy was incorporated under the laws of the State of Delaware on November 14, 2017 for the purpose of effecting the Stone Combination. As a result of the Stone Combination, Talos Energy became a publicly listed company and now trades on the NYSE under the ticker symbol “TALO.”

Our principal executive offices are located at 333 Clay Street, Suite 3300, Houston, Texas 77002, and our telephone number at that address is (713) 328-3000. Our website address is www.talosenergy.com. Information contained on, or is or becomes accessible through, our website does not constitute a part of this prospectus supplement.

For additional information about the Company, please read the documents listed under the heading “Incorporation of Certain Documents by Reference.”

The Offering

The summary below describes the principal terms of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions.

Common stock offered by the selling stockholders	5,000,000 shares of common stock.

Common stock outstanding immediately following this offering	81,707,214 shares of common stock.

Use of Proceeds	The selling stockholders will receive all of the net proceeds from the sale of the shares of our common stock in this offering. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. See “Use of Proceeds.”

Dividend Policy	We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. See “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—We do not intend to pay dividends for the foreseeable future.”

Exchange Listing	Our common stock trades on the NYSE under the symbol “TALO.”

Risk Factors	You should carefully read and consider the information set forth under “Risk Factors” in this prospectus supplement, the accompanying base prospectuses and the information incorporated herein and therein before investing in our common stock.

All of the shares being sold by the selling stockholders are currently issued and outstanding. Unless otherwise indicated, in this prospectus supplement, the number of shares of common stock to be outstanding after this offering is based on 81,707,214 shares issued and outstanding as of March 31, 2021, which includes 5,000,000 shares of common stock to be sold by the selling stockholders, and:

•

excludes 1,652,988 shares of common stock issuable upon settlement of unvested time-based restricted stock units outstanding as of March 31, 2021 and 834,172 shares of common stock issuable upon settlement of unvested performance share units outstanding as of March 31, 2021, in each case assuming satisfaction of applicable vesting conditions; and

•	excludes 8,639,415 additional shares of common stock reserved for issuance under our equity incentive plan as of March 31, 2021.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. Before you invest in our common stock you should carefully consider the risks described below, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectuses, including the risks and uncertainties discussed under “Risk Factors” included in our 2020 Annual Report and Quarterly Report, which are incorporated herein by reference, together with all of the other information included in this prospectus supplement. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. This prospectus supplement also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below or incorporated by reference herein. Please read “Cautionary Note Regarding Forward-Looking Statements.” To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this section and in the section entitled “Risk Factors” in our 2020 Annual Report and Quarterly Report, which are incorporated by reference in this prospectus supplement.

Risks Related to this Offering and Ownership of Our Common Stock

The trading price of our common stock has been, and is likely to continue to be, volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

The market price of our common stock has historically varied greatly, and is likely to continue to be volatile because of numerous factors, including:

•	the duration, spread and severity of the COVID-19 pandemic, including the effect of the COVID-19 pandemic on global oil demand and oil price volatility;

•	further disagreements or price wars amongst OPEC+ members, including the effect thereof on global oil supply, oil storage capacity and oil prices;

•	a domestic or global economic slowdown that could affect our financial results and operations and the economic strength of our customers;

•	our ability to meet our working capital needs;

•	quarterly variations in operating results;

•	changes in financial estimates by us or securities analysts who may cover our stock or by our failure to meet the estimates made by securities analysts;

•	changes in market valuations of other similar companies;

•	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, divestitures, strategic relationships or joint ventures;

•	changes in laws or regulations applicable to our business;

•	additions or departures of key personnel;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving our capital stock

•	transactions in our common stock, by directors, officers, affiliates and other major investors; and

•	the other factors described under “Risk Factors” in our 2020 Annual Report and Quarterly Report and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.

Furthermore, from time to time, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions, such as recessions, interest rate changes, international currency fluctuations or political unrest, may negatively impact the market price of our common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation, and we have been a defendant to a securities class action claim in the past. Any future securities litigation against us could result in substantial costs and divert our management’s attention and resources, and harm our business, financial condition, and results of operations.

Future sales of our common stock, or the perception that such future sales may occur, may cause our stock price to decline.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline. In addition, the sale of such shares, or the perception that such sales may occur, could impair our ability to raise capital through the sale of additional common or preferred stock. Except for any shares purchased by our affiliates, all of the shares of common stock sold in this offering will be freely tradable.

The Company, its executive officers and directors and the Sponsors that are stockholders of the Company (including the selling stockholders) have entered into lock-up agreements with the underwriter under which the company and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their shares of common stock without the permission of BMO Capital Markets Corp. for a period of 30 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and directors and the Sponsors that are stockholders of the Company (including the selling stockholders) will be able to sell our common stock in the public market, subject to compliance with applicable securities laws restrictions. In addition, BMO Capital Markets Corp. may, in its sole discretion, release all or some portion of the common stock subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such common stock upon expiration of the lock-up or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our common stock to fall.

If securities or industry analysts publish negative reports about our business, our share price and trading volume could decline.

The market price for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock, and we anticipate that any available cash, other than the cash distributed to us to pay taxes and cover our corporate and other overhead expenses, will be retained by Talos Production to satisfy its debt obligations and operational and other cash needs. Accordingly, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Although we do not expect to, and are not legally or contractually required to, pay dividends on our common stock, if our board of directors decides to do so in the future, our ability to do so may be limited to the extent Talos Production is limited in its ability to make distributions to us, including the significant restrictions that the agreements governing Talos Production’s debt impose on the ability of Talos Production to make distributions and other payments to us. Any determination to pay dividends in the future will be entirely at the discretion of our board of directors and will depend upon our results of operations, cash requirements, financial condition, business operations, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. As a result, stockholders must rely on sales of their common stock after price appreciation as the only way to realize any future gains on their investment.

Our Amended and Restated Certificate of Incorporation designates the Court of Chancery of the State of Delaware (the “Court of Chancery”) as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees, agents or stockholders (including a beneficial owner of stock) to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants in the case. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations promulgated thereunder. As a result, the exclusive forum provision will not apply to actions arising under the Exchange Act or the rules and regulations promulgated thereunder. However, Section 22 of the Securities Act provides for concurrent federal and state court jurisdiction over actions under the Securities Act and the rules and regulations promulgated thereunder, subject to a limited exception for certain “covered class actions” as defined in Section 16 of the Securities Act and interpreted by the courts. Accordingly, we believe that the exclusive forum provision would apply to actions arising under the Securities Act or the rules and regulations promulgated thereunder, except to the extent a particular action fell within the exception for covered class actions or the exception in the certificate of incorporation described above otherwise applied to such action, which could occur if, for example, the action also involved claims under the Exchange Act. Stockholders will not be deemed, by operation of Article 12 of our Amended and Restated Certificate of Incorporation alone, to have waived claims arising under the federal securities laws and the rules and regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any share of our capital stock will be deemed to have notice of and consent to these provisions of our Amended and Restated Certificate of Incorporation. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our Amended and Restated Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Your percentage ownership may be diluted by the future issuance of additional common stock, including issuances in connection with our incentive plans, acquisitions or otherwise.

Our amended and restated certificate of incorporation allows us to issue up to 270,000,000 shares of common stock, of which 81,707,214 were issued and outstanding as of March 31, 2021 (including the shares owned by the selling stockholders and offered hereby). Any shares of common stock that we issue, including under our existing equity incentive plan or other equity incentive plans that we may adopt in the future or in connection with an acquisition or otherwise, would dilute the percentage ownership held by the investors who purchase shares of common stock in this offering.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders identified in this prospectus supplement. The selling stockholders will receive all of the net proceeds from the sale of these shares. See “Selling Stockholders.”

We have agreed to pay certain expenses incurred by the selling stockholders in connection with this offering, other than underwriting discounts and commissions. See “Underwriting” for additional information regarding underwriting compensation.

SELLING STOCKHOLDERS

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock by the selling stockholders as of June 22, 2021 and immediately after the completion of this offering by the selling stockholders.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

The percentages reflect beneficial ownership immediately prior to and immediately after the completion of this offering as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 81,707,214 shares of our common stock outstanding as of March 31, 2021, which includes 5,000,000 shares of common stock to be sold by the selling stockholders, and 81,707,214 shares of our common stock outstanding after giving effect to the offering.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering(1)
	Number	%	Number	Number	%
Selling Stockholders:
AP Talos Energy LLC(2)(4)	15,398,174	18.85%	2,013,666	13,384,508	16.38%
ILX Holdings, LLC(3)	4,960,000	6.07%	2,634,663	2,325,337	2.85%
Riverstone V Castex 2014 Holdings, L.P. (3)	1,055,012	1.29%	351,671	703,341	*

*	Represents beneficial ownership of less than one percent of shares outstanding.
(1)	Assumes the selling stockholders do not acquire beneficial ownership of any additional shares of our common stock.
(2)

Apollo Talos Holdings, L.P. (“Apollo Holdings”) is the managing member of AP Talos Energy LLC (“AP Talos”). Apollo Management VII, L.P. (“Management VII”) is the manager of Apollo Holdings. AIF VII Management, LLC (“AIF VII”) is the general partner of Management VII. Apollo Management, L.P. (“Apollo Management LP”) is the sole member and manager of AIF VII. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management LP. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Joshua Harris, Scott Kleinman, Marc Rowan and James Zelter are the managers of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of common stock held of record by AP Talos and Debtco. The address of each of AP Talos, Debtco and Apollo Holdings is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of Management VII, AIF VII, Apollo Management LP, Management GP, Management Holdings and Management Holdings GP, and Messrs. Harris and Rowan is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(3)

ILX Holdings, LLC (“ILX”) and Riverstone V Castex 2014 Holdings, L.P. (“Castex”) collectively hold of record 6,015,012 shares of our common stock, or 7.36%, based on 81,707,214 shares outstanding as of March 31, 2021. David M. Leuschen and Pierre F. Lapeyre, Jr. are the members of Riverstone Management Group, L.L.C. (“Riverstone Management”), which is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (“Riverstone/Gower”), which is the sole member of Riverstone Holdings LLC (“Riverstone Holdings”), which is the sole member of R/C Energy GP IV, LLC (“Riverstone GP IV”) and the sole shareholder of Riverstone Energy GP V Corp (“Riverstone V Corp”). Riverstone GP IV is the general partner of Riverstone/Carlyle Energy Partners IV, L.P., (“Riverstone Energy Partners IV”) which is the sole shareholder of Riverstone/Carlyle Energy Partners IV Corp (“Riverstone IV Corp”), which is the general partner of each of Riverstone/Carlyle Global Energy and Power Fund IV (RW) L.P., R/C Energy IV Legend Partnership, L.P., and Riverstone Energy Coinvestment IV (U.S.), L.P., which are the members of ILX. Riverstone V Corp is the managing member of Riverstone Energy GP V, LLC (“Riverstone GP V”), which is the general partner of Riverstone Energy Partners V, L.P. (“Riverstone Energy Partners V”), which is the general partner of Riverstone V REL Holdings GP, LLC, which is the general partner of Castex. Riverstone GP IV and Riverstone GP V are each managed by a managing committee consisting of Pierre F. Lapeyre, Jr., David M. Leuschen, E. Bartow Jones, Baran Tekkora, and Robert M. Tichio. As such, each of Riverstone Energy Partners IV, Riverstone Energy Partners V, Riverstone GP IV, Riverstone GP V, Riverstone IV Corp, Riverstone V Corp, Riverstone Energy GP VI Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the shares held directly by ILX and Castex. The address of each of the foregoing persons is C/O Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019.
(4)	The selling stockholders acquired the shares of our common stock upon the consummation of the Transactions.

For information about our relationships with the selling stockholders, please see the documents incorporated by reference into this prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below), but does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is limited to non-U.S. holders who purchase our common stock pursuant to this offering and who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), (generally, for investment purposes).

This summary is based on the current provisions of the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions and published positions of the Internal Revenue Service (“IRS”), all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different than those set forth below. We have not sought and do not intend to seek any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	qualified foreign pension funds defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	brokers or dealers in securities or currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	subchapter S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	individual citizens or residents of the United States;

•	certain former citizens or long-term residents of the United States;

•	persons subject to the anti-inversion rules of Section 7874 of the Code; and

•

persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, wash sale or other integrated investment or risk reduction transaction.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership (or an investor therein) or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of Section 7701(a)(3) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and the partner and upon certain determinations made at the partner level. Accordingly, we urge partnerships and partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.

Distributions

As described above under “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—We do not intend to pay dividends for the foreseeable future,” we currently do not anticipate paying dividends on our common stock in the foreseeable future. If, however, we make cash or other property distributions on our common stock, other than certain pro rata distributions of our common stock, such distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital, which will reduce the non-U.S. holder’s tax basis in our common stock until such basis equals zero, and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Disposition of Common Stock” below. Subject to the withholding requirements applicable to the ownership of common stock of a USRPHC (as defined below), under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any dividends paid to a non-U.S. holder on our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must generally provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable or successor form) certifying qualification for the reduced rate. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. federal withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable or successor form) certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty.

Gain on Disposition of Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Additional Withholding Requirements Under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include any effectively connected gain described in the second bullet point above.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, provided that our common stock is and continues to be regularly traded on an established securities market, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market, such non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition (and to any distributions treated as a non-taxable return of capital or capital gain from the sale or exchange of such common stock as described above under “—Distributions”).

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate, which is currently 24%) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Additional Withholding Requirements Under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our common stock and (subject to the proposed U.S. Treasury regulations discussed below) on the gross proceeds from a disposition of our common stock, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on a properly completed and executed IRS Form W-8BEN-E, or successor form, as applicable), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as a properly completed and executed IRS Form W-8BEN-E or successor form, as applicable). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on their investment in our common stock. Under proposed U.S. Treasury regulations that may be relied upon pending adoption of final U.S. Treasury regulations, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds paid from the sale or other disposition of our common stock is not expected to apply.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

We and the selling stockholders named herein have entered into an underwriting agreement with BMO Capital Markets Corp. with respect to the shares of common stock subject to this offering. Subject to the terms and conditions in the underwriting agreement, the selling stockholders have severally agreed to sell to the underwriter, and the underwriter has agreed to purchase, 5,000,000 shares of common stock.

The underwriter is committed to take and pay for all of the shares being offered, if any are taken.

The underwriter has agreed to purchase the shares of our common stock from the selling stockholders at a price of $17.26 per share, which will result in $86,300,000 of proceeds to the selling stockholders before expenses. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from underwriter and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

In connection with the offering, the underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. Covering transactions involve purchases of the shares of our common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our common stock and may also stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

We will pay all expenses related to this offering, other than underwriting discounts and commissions. The expenses of this offering that have been paid or are payable by us are estimated to be approximately $0.4 million (excluding underwriting discounts and commissions). We have agreed to reimburse the underwriter for certain expenses incurred in connection with the offering in an amount of up to $25,000.

Our common stock is listed on the NYSE under the symbol “TALO.”

Lock-Up Agreements

Our executive officers and directors and certain of the Sponsors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of BMO Capital Markets Corp. for a period of 30 days (the “Lock-up Period”) after the date of this prospectus supplement. In addition, each such party agrees that, without the prior written consent of BMO Capital Markets Corp., it will not during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for shares of common stock.

With respect to the Company, the restrictions described in the paragraph above do not apply, subject in certain cases to various conditions, to: (a) the shares of common stock to be sold under the underwriting agreement; (b) issuances of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the underwriting agreement; (c) grants of employee stock options or other compensatory awards of common stock, awards settled in common stock or awards the value of which is based in whole or in part on the value of the common stock pursuant to the terms of our existing equity incentive plan; (d) issuances of common stock pursuant to the exercise of employee stock options or the vesting or settlement of any other award granted pursuant to our existing equity incentive plan; (e) issuances of common stock pursuant to the Company’s dividend reinvestment plan; or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (“Rule 10b5-1 Plan”) for the transfer of common stock of the Company, provided that (i) such plan does not provide for the transfer of common stock of the Company during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of its common stock may be made under such plan during the Lock-Up Period.

With respect to the directors, officers and the Sponsors, the restrictions described in the immediately preceding paragraph do not apply to:

(a) transfers as a bona fide gift, transfers to any immediate family member, transfers to any trust for the direct or indirect benefit of the grantor or any immediate family member, transfers to a corporation, partnership, limited liability company, trust or other entity of which the stockholder and its immediate family are the legal and beneficial owner of all outstanding equity securities or similar interests, or transfers to a nominee or custodian of the foregoing;

(b) in the case of a corporation, partnership, limited liability company or other business entity, transfers to limited or general partners, members or stockholders, or to affiliates or other entities controlled or managed by the stockholder or any of its affiliates (other than the Company and its subsidiaries);

(c) the exercise of options or vesting or settlement of any other equity-based award, in each case, granted under the Talos Energy Inc. Long Term Incentive Plan, including any common stock withheld by the Company to pay the applicable exercise price or taxes associated with such awards, provided, however, that any common stock received upon such exercise, vesting or settlement, following any applicable net settlement or net withholding, will be subject to the restrictions described above;

(d) any common stock acquired by the stockholder in the open market after completion of this offering;

(e) the transfer or disposition of any common stock (i) as a result of the operation of law, or pursuant to an order of a court (including a domestic order, divorce settlement, divorce decree, or separation agreement) or regulatory agency or (ii) by will, other testamentary document or intestate succession;

(f) the repurchase of common stock by the Company pursuant to equity award agreements or other contractual arrangements providing for the right of said repurchase in connection with the termination of a stockholder’s employment or service with the Company;

(g) the entering into by a stockholder of a Rule 10b5-1 Plan (or amendment to an existing Rule 10b5-1 Plan) during the Lock-Up Period and transfers or sales of common stock pursuant to such Rule 10b5-1 Plan, provided that any filing required to be made under Section 16(a) of the Exchange Act as a result of such transfer or sale shall state that such transfer or sale is pursuant to a trading plan pursuant to Rule 10b5-1; and

(h) transfers or sales of common stock pursuant to any Rule 10b5-1 Plan that has been entered into by the stockholder prior to the date of this Letter Agreement, provided that any filing required to be made under Section 16(a) of the Exchange Act as a result of such transfer or sale shall state that such transfer or sale is pursuant to a trading plan pursuant to Rule 10b5-1;

provided that (i) with respect to any transfer made pursuant to (a) or (b), it will be a condition of such transfer or distribution that the disposition does not involve a disposition for value and the transferee agrees to be bound in writing by the restrictions set forth above, and (ii) with respect to any transfer made pursuant to clause (a), (b), (e) or (f), if the grantor is required to file a report under the Exchange Act in connection with such transfer during the restricted period, such report shall disclose the nature of such transfer.

BMO Capital Markets Corp., in its discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release the common stock and other securities from lock-up agreements, BMO Capital Markets Corp. may consider, among other factors, the holder’s reasons for requesting the release and the number of shares of common stock or other securities for which the release is being requested.

Stabilization

Until the distribution of the securities offered by this prospectus supplement is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our common stock. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions, penalty bids and passive market making in accordance with Regulation M.

•	Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.

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Over-allotment sales are sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a short position. The underwriter may close out any short position by engaging in covering transactions.

•	Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions.

•

Penalty bids permit the underwriter to reclaim a selling concession from a selected dealer when the securities originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

•	In passive market making, the underwriter may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our common stock. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Electronic Prospectus

This prospectus supplement may be made available in electronic format on Internet sites or through other online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. Other than this prospectus supplement in electronic format, any information on the underwriter’s or its affiliates’ websites and any information contained in any other website maintained by the underwriter or any affiliate of the underwriter is not part of this prospectus supplement or the registration statements of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a Relevant State), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

Hong Kong

The Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Shares may not be circulated or distributed, nor may the Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the “SFA”, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, or the Financial Instruments and Exchange Law, and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Canadian Residents

Resale Restrictions

The distribution of our common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of our common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing our common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

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the purchaser is entitled under applicable provincial securities laws to purchase our common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions, the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of our common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the our common stock in their particular circumstances and about the eligibility of our common stock for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the securities offered in this offering and certain legal matters in connection with this offering will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the selling stockholders by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Talos Energy Inc., appearing in Talos Energy Inc.’s Annual Report on Form 10-K filed with the SEC on March 10, 2021, for the year ended December 31, 2020, and the effectiveness of Talos Energy Inc.’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm (“EY”), as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of EY pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

Reserve Engineers

Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties that is derived from the reports of Netherland, Sewell & Associates, Inc. has been included or incorporated by reference in this prospectus supplement upon the authority of said firm as an expert with respect to the matters covered by such reports and in giving such reports.

PROSPECTUS

Talos Energy Inc.

$500,000,000

Common Stock

Preferred Stock

36,830,207 Shares

Common Stock

Offered by the Selling Stockholders

We may offer and sell up to $500,000,000 in the aggregate of the securities identified above, and the selling stockholders may offer and sell up to 36,830,207 shares in the aggregate of common stock identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Each time we or any of the selling stockholders offer and sell securities, we or such selling stockholders may provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities. Any supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the New York Stock Exchange under the symbol “TALO.” On May 31, 2019, the last reported sale price of our common stock on the New York Stock Exchange was $23.34 per share.

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus and any similar section contained in any applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 12, 2019.

Neither we nor the selling stockholders have authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the SEC, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

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Glossary

As used in this prospectus, unless the context indicates or otherwise requires, the following terms have the following meanings.

•	“Apollo Funds” means funds and other alternative investment vehicles managed by Apollo Management VII, L.P. and Apollo Commodities Management, L.P., with respect to Series I.

•

“Exchange Agreement” means the Exchange Agreement, dated as of November 21, 2017, among us, Stone, the Talos Issuers, the various lenders and noteholders of the Talos Issuers listed therein, the Franklin Noteholders and the MacKay Noteholders.

•

Exchange Offer and Consent Solicitation” means an exchange offer and consent solicitation pursuant to which the holders of a majority of the 7.50% Stone Senior Notes (excluding the 7.50% Stone Senior Notes held by the Franklin Noteholders and the MacKay Noteholders) were tendered for the consideration offered thereunder in connection with the Stone Combination.

•	“Franklin” means Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts.

•	“Franklin Noteholders” means certain funds controlled by Franklin.

•	“MacKay Noteholders” means certain clients of MacKay Shields.

•	“MacKay Shields” means MacKay Shields LLC, as investment manager on behalf of certain of its clients.

•	“Riverstone Funds” means entities controlled by or affiliated with Riverstone Energy Partners V, L.P.

•	“Sponsors” means funds affiliated with, and controlled by, (i) Apollo Global Management LLC and (ii) Riverstone Holdings LLC, which were the sponsors of Talos Energy prior to the Stone Combination.

•	“Stone” means Stone Energy Corporation, a Delaware corporation, as it existed before the Stone Combination.

•

“Stone Combination” means the business combination effected in connection with the consummation of the Transactions, pursuant to which, among other things, each of Talos Energy and Stone became our wholly owned subsidiaries.

•	“Talos Energy” means Talos Energy LLC, a Delaware limited liability company.

•	“Talos Issuers” means Talos Production and Talos Production Finance Inc., a Delaware corporation.

•	“Talos Production” means Talos Production LLC, a Delaware limited liability company.

•

“Transaction Agreement” means the Transaction Agreement, dated as of November 21, 2017, among Stone, us, Merger Sub, Talos Energy, and Talos Production and Sailfish Merger Sub Corporation, a Delaware corporation.

•	“Transactions” means the transactions contemplated by the Transaction Agreement and the Exchange Agreement.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $500,000,000, and the selling stockholders named in this prospectus may, from time to time, sell up to 36,830,207 shares of common stock from time to time in one or more offerings as described in this prospectus. Each time that we or the selling stockholders offer and sell securities, we or the selling stockholders may provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the offer and sale of the securities covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the securities covered to this prospectus, you should refer to the registration statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic

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reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.talosenergy.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference herein, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about:

•	business strategy;

•	reserves;

•	exploration and development drilling prospects, inventories, projects and programs;

•	our ability to replace the reserves that we produce through drilling and property acquisitions;

•	financial strategy, liquidity and capital required for our development program and other capital expenditures;

•	realized oil and natural gas prices;

•	timing and amount of future production of oil, natural gas and natural gas liquids (“NGLs”);

•	our hedging strategy and results;

•	future drilling plans;

•	competition, government regulations and political developments;

•	our ability to obtain permits and governmental approvals;

•	pending legal, governmental or environmental matters;

•	our marketing of oil, natural gas and NGLs;

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•	leasehold or business acquisitions;

•	costs of developing properties;

•	general economic conditions;

•	credit markets;

•	impact of new accounting pronouncements or earnings in future periods;

•	estimates of future income taxes;

•	uncertainty regarding our future operating results and our future revenues and expenses; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects, geologic risk, drilling and other operating risks, well control risk, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks discussed in this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Risk Factors.”

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. All forward-looking statements speak only as of the date of this prospectus and the documents incorporated by reference herein. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus or the documents incorporated by reference herein.

ABOUT TALOS ENERGY INC.

Overview

We are a technically driven independent exploration and production company focused on safely and efficiently maximizing cash flows and long-term value through our operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the largest public independent producers in the United States Gulf of Mexico, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of deep and shallow water assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin.

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Our Corporate Information

Our principal executive offices are located at 333 Clay Street, Suite 3300, Houston, Texas 77002, and our telephone number at that address is (713) 328-3000. Our website address is www.talosenergy.com. Information contained on our website does not constitute part of this prospectus.

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RISK FACTORS

You should carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as the other information contained, or incorporated by reference, in this prospectus, before deciding to invest in our securities. Any of these risks could materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In addition, these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or those that we currently view to be immaterial could also materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In any such case, you may lose all or a part of your investment in our securities.

USE OF PROCEEDS

Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities for general corporate purposes, which may include repayment of indebtedness, financing of future acquisitions and capital expenditures and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in any applicable prospectus supplement.

We will not receive any of the proceeds from the sale of common stock being offered by any of the selling stockholders.

SELLING STOCKHOLDERS

This prospectus also relates to the offer and sale from time to time of up to 36,830,207 shares of our common stock by certain of our stockholders identified in the table below, who we refer to in this prospectus as the “selling stockholders.” The selling stockholders identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise noted, the mailing address of each listed beneficial owner is 333 Clay Street, Suite 3300, Houston, Texas 77002.

The information in the table below (other than the percentages of our outstanding common stock beneficially owned) in respect of the selling stockholders was furnished by or on behalf of the selling stockholders and is as of May 31, 2019. Except as may be noted in this section and the section titled “Certain Relationships and Related Party Transactions,” none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.

The selling stockholders are not obligated to sell any of the shares of our common stock offered by this prospectus. Because the selling stockholders identified in the table may sell some or all of the shares of our

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common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling stockholders upon termination of this offering. In addition, subject to the Stockholders’ Agreement, dated as of May 10, 2018, among us, certain Apollo Funds and certain Riverstone Funds (the “Stockholders’ Agreement”) and the Registration Rights Agreement, dated as of May 10, 2018, among us, the Apollo Funds, the Riverstone Funds, Franklin, and MacKay Shields, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the selling stockholders will sell all of the shares of our common stock beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our common stock that they may currently own.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering
	Number	%(1)		Number	%(1)
Selling Stockholders
AP Talos Energy LLC(2)(4)	17,574,798	32.4%	17,574,798	—	—
AP Talos Energy Debtco LLC(2)(4)	1,616,653	3.0%	1,616,653	—	—
Apollo Funds Total	19,191,451	35.4%
Riverstone Talos Energy Equityco LLC(3)(4)	13,669,287	25.2%	13,669,287	—	—
Riverstone Talos Energy Debtco LLC(3)(4)	1,257,396	2.3%	1,257,396	—	—
Riverstone Funds Total	14,926,683	27.5%
MainStay MacKay High Yield Corporate Bond Fund, by MacKay Shields as subadvisor(5)(8)	2,074,193	3.8%	2,074,193	—	—
MainStay VP Funds Trust - MainStay VP MacKay High Yield Corporate Bond Portfolio, by MacKay Shields as subadvisor(5)(8)	637,880	1.2%	637,880	—	—
Total(5)(8)	2,712,073	5.0%
Other 5% Stockholders
Franklin Resources, Inc.(6)(8)	4,626,428	8.5%
MacKay Shields LLC(7)(8)(9)	3,672,495	6.8%

*	Represents beneficial ownership of less than one percent of shares outstanding.
(1)	As of May 31, 2019, there were 54,191,666 shares of our common stock outstanding.
(2)

AP Talos Energy LLC (“AP Talos”) and AP Talos Energy Debtco LLC (“Debtco”) collectively hold of record 19,191,451 shares of our common stock, or 35.4%, based on 54,191,666 shares outstanding as of May 31, 2019. Apollo Talos Holdings, L.P. (“Apollo Holdings”) is the managing member of AP Talos and the manager of Debtco. Apollo Management VII, L.P. (“Management VII”) is the manager of Apollo Holdings. AIF VII Management, LLC (“AIF VII”) is the general partner of Management VII. Apollo Management, L.P. (“Apollo Management LP”) is the sole member and manager of AIF VII. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management LP. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of common stock held of record by AP Talos and Debtco. The address of each of AP Talos, Debtco and Apollo Holdings is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of Management VII, AIF VII, Apollo Management LP, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan is 9 West 57th Street, 43rd Floor, New York, New York 10019. The foregoing information is based on the Schedule 13D filed with the SEC on May 21, 2018.

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(3)

Riverstone Talos Energy Equityco LLC (“Riverstone Equityco”) and Riverstone Talos Energy Debtco LLC (“Riverstone Debtco”) collectively hold of record 14,926,683 shares of our common stock, or 27.5%, based on 54,191,666 shares outstanding as of May 31, 2019. David M. Leuschen and Pierre F. Lapeyre, Jr. are the members of Riverstone Management Group, L.L.C. (“Riverstone Management”), which is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (“Riverstone/Gower”), which is the sole member of Riverstone Holdings LLC (“Riverstone Holdings”), which is the sole shareholder of Riverstone Energy GP V Corp (“Riverstone Corp”), which is the managing member of Riverstone Energy GP V, LLC (“Riverstone GP”), which is the general partner of Riverstone Energy Partners V, L.P. (“Riverstone Energy Partners”), which is the general partner of Riverstone V Talos Holdings, L.P. (“Riverstone Aggregator”), which is the managing member of Riverstone Equityco and the sole manager of Riverstone Debtco. Riverstone GP is managed by a managing committee consisting of Pierre F. Lapeyre, Jr., David M. Leuschen, E. Bartow Jones, N. John Lancaster, Baran Tekkora, James T. Hackett and Robert M. Tichio (one of our directors). As such, each of Riverstone Aggregator, Riverstone Energy Partners, Riverstone GP, Riverstone Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the shares held directly by Riverstone Equityco and Riverstone Debtco. The address of each of the foregoing persons is C/O Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019. The foregoing information is based on the Schedule 13D filed with the SEC on May 21, 2018.

(4)	The selling stockholders acquired the shares of our common stock upon the consummation of the Transactions.
(5)

MacKay Shields LLC, a registered investment advisor, is an indirect wholly-owned subsidiary of New York Life Insurance Company. MacKay Shields LLC does not own any equity interest in the selling stockholder but has been delegated voting and dispositive power over our common stock identified above as beneficially owned by the selling stockholder.

(6)

The shares are beneficially owned by one or more open-or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. (“FRI”). Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. The address of the foregoing persons is One Franklin Parkway, San Mateo, CA 94403. The foregoing information is based on the Schedule 13G filed by Franklin Resources, Inc. on January 28, 2019.

(7)	The shares are beneficially owned by various funds and other managed accounts that are investment clients of MacKay Shields LLC.
(8)	The stockholders acquired the shares of our common stock as holders of Stone common stock prior to the Stone Combination and pursuant to the Transactions.
(9)

Includes the shares reported herein by MainStay MacKay High Yield Corporate Bond Fund and MainStay VP Funds Trust - MainStay VP MacKay High Yield Corporate Bond Portfolio. The address of MacKay Shields LLC is 1345 Avenue of Americas, New York, NY 10105.

Material Relationships with the Selling Stockholders

Summarized below are our material relationships with certain of the Selling Securityholders and their affiliates in addition to those set forth in “Certain Relationships and Related Party Transactions” our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2019, which is incorporated herein by reference.

Relationships of our Directors

Gregory A. Beard is a former director of our board of directors and is the Vice President of each of Apollo Commodities Management GP, LLC and AIF VII Management, LLC, which are the general partners of the two

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investment managers of Apollo Holdings, which is the managing member of AP Talos and Debtco. Mr. Beard is also the Vice President of Apollo Advisors VII (APO DC-GP), LLC and Apollo ANRP Advisors (APO DC), LLC, which indirectly control Apollo Holdings. Olivia C. Wassenaar and Christine Hommes, members of our board of directors, are a Partner and a Principal of Apollo Global Management, LLC, respectively. Apollo Global Management, LLC indirectly controls AP Talos and Debtco.

Robert M. Tichio, a member of our board of directors, is a Partner of Riverstone Holdings LLC, which indirectly controls Riverstone Equityco and Riverstone Debtco. Rajen Mahagaokar, also a member of our board of directors, is a Principal of Riverstone Holdings LLC.

Voting Agreement

Concurrently with the execution of the Transaction Agreement, Talos Energy and Stone entered into a voting agreement (the “Voting Agreement”) with MacKay Shields, on behalf of certain of its clients that were stockholders of Stone, including Mainstay High Yield Fund and Mainstay VP Funds Trust, pursuant to which MacKay Shields agreed, subject to the terms of the Voting Agreement, to execute and return a written consent with respect to all of such shares of Stone common stock to approve and adopt the Transaction Agreement, the Transactions contemplated thereby, and any other matters necessary for the consummation of such Transactions within two business days after April 9, 2018, the effective date of our consent solicitation statement/prospectus under the Securities Act. MacKay Shields also agreed to vote such shares against any action or agreement that would be expected to result in any condition to the consummation of the Transaction Agreement not being fulfilled, any competing proposal, any other action or agreement that would reasonably be expected to adversely affect the Transactions contemplated by the Transaction Agreement, or any action that would reasonably be expected to result in a breach of Stone’s obligations in the Transaction Agreement.

Transaction Fee Agreement

As part of a Transaction Fee Agreement (the “Transaction Fee Agreement”) entered into prior to the Stone Combination between Talos Energy and the Sponsors, Talos Energy previously paid a transaction fee equal to 2% of capital contributions made by each of the Sponsors. For the years ended December 31, 2018 and 2017, the Sponsors did not make any contributions to Talos Energy and, therefore, Talos Energy did not incur or pay transaction fees related to capital contributions under the Transaction Fee Agreement. For the year ended December 31, 2016, Talos Energy incurred fees totaling $1.9 million related to the capital contributions received from the Sponsors. In connection with the Stone Combination, the Transaction Fee Agreement was terminated on May 10, 2018.

Historical Contributions and Distributions

During the years ended December 31, 2018 and 2017, Talos Energy did not receive any capital contributions from, or make any distributions to, the Sponsors. During the year ended December 31, 2016, Talos Energy received a $93.8 million ($91.9 million net of $1.9 million of transaction fees) collective capital contribution from the Sponsors primarily to fund Talos Energy’s acquisition of an additional 15% working interest in the Phoenix Field from Sojitz Energy Venture, Inc. on December 20, 2016 (the “Sojitz Acquisition”). For additional information on the Sojitz Acquisition, see “Note 3—Acquisitions” to our consolidated financial statements for the year ended December 31, 2018 contained in our Annual Report on Form 10-K for the year ended December 31, 2018.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. In certain circumstances, the terms of such capital stock are modified by the Stockholders’ Agreement.

Our authorized capital stock consists of 300,000,000 shares of stock, consisting of 270,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of blank check preferred stock, par value $0.01 per share.

As of May 31, 2019, there were 54,191,666 shares of our common stock and no shares of our preferred stock issued and outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share of our common stock held. Holders of our common stock are not entitled to vote on any amendment to our Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote on such terms pursuant to our Amended and Restated Certificate of Incorporation, or the DGCL.

Our Amended and Restated Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock or any resolution providing for the issuance of such series of stock adopted by our board of directors, the number of authorized shares of either our common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power.

Our Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of preferred stock, each director of our board of directors will be elected by the vote of a majority of the votes cast affirmatively or negatively with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided that if, on the 10th day before we mail our notice of meeting to the stockholders, the number of nominees exceeds the number of directors to be elected at the meeting, then the directors will be elected by a vote of a plurality of the votes cast. Subject to the terms of the Stockholders’ Agreement, our Amended and Restated Certificate of Incorporation provides that directors (other than directors elected exclusively by the holders of one or more series of preferred stock) may be removed from office only for cause and only by the affirmative vote of our stockholders that together hold at least 66 2/3% of the voting power of our outstanding shares.

Our Amended and Restated Bylaws provide that unless required otherwise by law, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws, any action other than the election of directors that requires stockholder approval must be authorized by a majority of the votes cast affirmatively or negatively by the stockholders entitled to vote at a meeting at which a quorum is present. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that the Amended and Restated Bylaws may be adopted, amended, altered, or repealed by the approval of our board of directors, which must include the approval of a majority of our directors then in office; provided, however, our Amended and Restated Bylaws provide that the provisions in our Amended and Restated Bylaws relating to board size, certain board votes to approve certain related party transactions and certain issuances of preferred stock, and the composition and authority of the Audit Committee and the Governance & Nominating Committee may not be amended, altered or repealed (and no provision inconsistent therewith may be adopted) by our board of directors without the approval of either (i) all of the directors then in office or (ii) a majority of the directors then

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qualifying as Company Independent Directors as set forth in the Stockholders’ Agreement. Our Amended and Restated Bylaws may also be adopted, amended or repealed by the affirmative vote of the stockholders that together hold at least 66 2/3% of our outstanding shares; provided that until the Apollo Funds and the Riverstone Funds, in the aggregate, beneficially own 50% or less of our outstanding shares of our common stock, any such modifications or amendments adopted by our stockholders are approved by the affirmative vote of the stockholders that together hold a majority of our outstanding shares.

Generally, our Amended and Restated Certificate of Incorporation may be amended, modified or repealed if the amendment, modification or repeal is approved by our board of directors and by the affirmative vote of our stockholders that together hold a majority of our outstanding shares. Subject to the foregoing sentence and the rights of the holders of any series of preferred stock, our Amended and Restated Certificate of Incorporation may be amended as provided by the DGCL.

Apollo Funds and Riverstone Funds, by virtue of their ownership of a majority of the voting power of our common stock (but subject to the Stockholders’ Agreement), will be able to approve any matter brought to a vote of our stockholders without the affirmative vote of any other stockholders.

Dividend Rights. Subject to any preferential dividend rights of outstanding preferred stock, our board of directors may, in its discretion, out of funds legally available for the payment of dividends, declare and pay dividends on our common stock.

Liquidation Rights. In the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision for payment of our debts and other liabilities and payment or setting aside for payment of any preferential amount due to the holders of any series of preferred stock, the holders of our common stock will receive ratably any assets remaining to be paid or distributed.

Preemptive Rights. Under our Amended and Restated Certificate of Incorporation, the holders of our common stock do not have preemptive rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Under our Amended and Restated Certificate of Incorporation, our board of directors has the authority to issue preferred stock in one or more series, and to fix for each series the voting powers, designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions, as may be stated and expressed in any resolution or resolutions adopted by our board of directors providing for the issuance of such series as may be permitted by the DGCL, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our stockholders.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may restrict dividends on our common stock, dilute the voting power of our common stock or subordinate the liquidation rights of our common stock.

Exclusive Venue

Our Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding

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brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees, agents or stockholders (including beneficial owners of stock) to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine, will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-Takeover Effects of Provisions of our Governing Documents

Although the Apollo Funds and the Riverstone Funds own a majority of our capital stock, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Board Designees

See “Certain Relationships and Related Party Transactions—Stockholders’ Agreement.” These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of our common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Amended and Restated Bylaws provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a qualified stockholder of record at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Secretary of the stockholder’s intention to bring such business before the meeting. Our Amended and Restated Bylaws provide that, subject to applicable law, special meetings of the stockholders may be called at any time by (i) the Chairman of our board of directors, (ii) the President, (iii) a majority of our board of directors, (iv) a majority of the executive committee (if any) or (v) the Secretary at the direction of a stockholder, or a group of stockholders, holding at least 25% of our capital stock. Our Amended and Restated Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Amended and Restated Bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

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Action by Written Consent in Lieu of a Meeting

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws also provide that, until such time as the Apollo Funds and the Riverstone Funds, in the aggregate, beneficially own 50% or less of our outstanding shares of our common stock, any action that could be taken by stockholders at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if there is a written consent signed by holders of our outstanding common stock sufficient to take such action if there had been a meeting of stockholders. After such time as the Apollo Funds and the Riverstone Funds, in the aggregate, beneficially own 50% or less of our outstanding shares of common stock, any action that could be taken by stockholders at a meeting of stockholders must be effected at a duly called annual or special meeting and may not be effected by consent in lieu of a stockholder meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Related Party Transactions

Our Amended and Restated Bylaws and the Stockholders’ Agreement provide that we will not enter into any related party transaction unless such transaction has been approved by a majority of the disinterested directors or a majority of the Audit Committee. Under the Stockholders’ Agreement, a related party transaction is any transaction or series of related transactions in which we or any of our affiliates is a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates or any of our directors has a direct or indirect material interest and the transaction or series of transaction involves payments of $120,000 or more or are otherwise not de minimis in nature. With respect to any related party transaction involving the Apollo Funds or their affiliates, the Audit Committee may request that the Riverstone designees confirm that the Riverstone Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Riverstone designees will not be considered disinterested directors until the Riverstone designees provide such confirmation. With respect to any related party transaction involving the Riverstone Funds or their affiliates, the Audit Committee may request that the Apollo designees confirm that the Apollo Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Apollo designees will not be considered disinterested directors until the Apollo designees provide such confirmation.

Corporate Opportunities and Transactions with Controlling Stockholders

In recognition and anticipation that directors, officers, employees, managing directors or other affiliates of the Apollo Funds and the Riverstone Funds may serve as our directors or officers, that the Apollo Funds and the Riverstone Funds may engage in the same or similar lines of business as we do, and that the Apollo Funds and the Riverstone Funds may have an interest in the same areas of corporate opportunity as we do, our Amended and Restated Certificate of Incorporation provides for the allocation of certain transactions and corporate opportunities between us, on the one hand, and the Apollo Funds and the Riverstone Funds, on the other hand. Specifically, except as otherwise agreed by us and the Apollo Funds and the Riverstone Funds, the Apollo Funds and the Riverstone Funds, and their directors, officers, employees, managing directors or other affiliates who are also directors or officers of us, will be permitted to engage in the same or similar activities or lines of business as we do, to do business with any of our clients, customers, vendors or lessors (or their affiliates), or to make investments in the same kind of property as we do.

We will renounce any interest or expectancy to participate in any business of the Apollo Funds and the Riverstone Funds, and will waive any claim against the Apollo Funds and the Riverstone Funds, or any director, officer, employee, managing director or other affiliate of an Apollo Fund or a Riverstone Fund who is also one of our directors or officers, and will indemnify such entity or person against any claim that such entity or person is liable to us or our stockholders for a breach of any fiduciary duty solely because such entity or person participated in any such business.

In the event that the Apollo Funds and the Riverstone Funds or any director, officer, employee, managing director or other affiliate of the Apollo Funds and the Riverstone Funds, who is also one of our directors or

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officers acquires knowledge of a potential transaction which may constitute a corporate opportunity for such entity or person and us, such entity or person will not have a duty to offer or communicate information about the corporate opportunity to us. In addition, we will renounce any interest or expectancy in such corporate opportunity and will waive any claim against the Apollo Funds or the Riverstone Funds or any director, officer, employee, managing director or other affiliate of the Apollo Funds or the Riverstone Funds who is also one of our directors or officers and will indemnify such entity or person against any claim that such entity or person is liable to us or our stockholders for breach of any fiduciary duty solely because such entity or person (i) pursues or acquires any corporate opportunity, (ii) directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person or (iii) does not communicate the corporate opportunity to us, provided, however, that any corporate opportunity which is expressly offered to a person in writing solely in his or her capacity as one of our officers or directors will belong to us.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

NYSE Listing

Our common stock is listed on the NYSE under the trading symbol “TALO.”

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PLAN OF DISTRIBUTION

The selling stockholders may use any one or more of the following methods when selling shares of our common stock under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such stock at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales and delivery of shares of our common stock to close out short positions;

•	sales by broker-dealers of shares of our common stock that are loaned or pledged to such broker-dealers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A selling stockholder may also sell our common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus.

We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

A selling stockholder may fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

A selling stockholder may change the price of the securities offered from time to time.

A selling stockholder, or agents designated by it, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an “underwriter” as that term is defined in the Securities Act. Any agents involved in the offer or sale of the securities and any commissions payable by the selling stockholders to these agents will be named and described in any applicable prospectus supplement. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

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If any selling stockholder utilizes any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and the selling stockholder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may also be our or any selling stockholders’ customers or may engage in transactions with or perform services for us or any selling stockholder in the ordinary course of business.

If any selling stockholder utilizes a dealer in the sale of the securities in respect of which this prospectus is delivered, the selling stockholder will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the selling stockholder’s customers or may engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business.

Offers to purchase securities may be solicited directly by any selling stockholder and the sale thereof may be made by the selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.

We or any selling stockholder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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LEGAL MATTERS

Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Talos Energy Inc. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents by counsel that we may name in any applicable prospectus supplement.

EXPERTS

Talos Energy Inc.

The consolidated financial statements of Talos Energy Inc. (formerly known as Talos Energy LLC) appearing in Talos Energy Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Talos Energy Inc.’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Prior to the Transactions, Talos Energy was controlled by the Apollo Funds through May 10, 2018. Talos Energy and its historical financial statements were not subject to the SEC and Public Company Accounting Oversight Board (United States) (“PCAOB”) auditor independence rules. The historical financial statements of Talos Energy, the target for purposes of the Transactions, were conducted in accordance with U.S. generally accepted auditing standards and subject to the AICPA independence rules. Upon completion of the Transactions, Talos Energy was deemed the accounting acquirer and as such, its historical 2016 and 2017 financial statements were required to be presented as the predecessor in subsequent SEC filings, audited in accordance with PCAOB audit standards, and subject to SEC auditor independence rules. EY converted its historical audits of Talos Energy to SEC and PCAOB standards.

In November 2016, an Apollo Fund acquired a controlling interest in a company unrelated to Talos Energy (Apollo portfolio company or “APC”) resulting in APC becoming an affiliate of Talos Energy by virtue of being under common control and subject to the SEC and PCAOB auditor independence rules relative to EY’s audits of Talos Energy’s consolidated financial statements conducted in accordance with the PCAOB standards. EY has provided certain non-audit advisory services for APC, including managed services and a tax service that included a contingent fee arrangement. Once APC became an affiliate of Talos Energy in November 2016, the managed services and the contingent fee arrangement provided to APC was inconsistent with the SEC’s and PCAOB’s auditor independence rules relative to EY’s audits of Talos Energy’s consolidated financial statements pursuant to PCAOB standards. The managed services were terminated and the contingent fee arrangement was converted to an appropriate fee arrangement in November 2017. Fees from these engagements from November 2016 to November 2017 were not material to EY or APC. None of the professionals who provided or were involved with the aforementioned engagements were or are a member of the EY audit engagement team with respect to the PCAOB audits of Talos Energy’s consolidated financial statements. The operations and related financial results of APC had no impact on Talos Energy’s operations or its consolidated financial statements. The managed services and contingent fee arrangement were not in any way related to the operations, and did not affect, the consolidated financial statements of Talos Energy. In addition, the results of the managed services and contingent fee arrangement were not subject to audit by EY.

In April 2018, it was determined that a service team in EY France (EY member firm) provided internal audit co-sourcing services during November and December 2017 to an Apollo portfolio company (“APC 2”)

16

controlled by an Apollo Fund and thus an affiliate of Talos Energy by virtue of being under common control. The service ceased in December 2017. Fees from this engagement were not material to EY or APC 2. None of the professionals who provided or were involved with the aforementioned engagement were or are a member of the EY audit engagement team with respect to the PCAOB audits of Talos Energy’s consolidated financial statements. The operations and related financial results of APC 2 had no impact on Talos Energy’s operations or its consolidated financial statements. The co-sourcing services were not in any way related to the operations, and did not affect, the consolidated financial statements of Talos Energy. In addition, the results of the co-sourcing services were not subject to audit by EY.

In 2016, a staff level employee of EY in the United States provided audit services to Talos Energy while holding a de minimis financial relationship with an affiliate of Talos Energy. Additionally, during 2016 and 2017, four employees of EY or an associated firm held financial relationships with certain affiliates of Talos Energy while providing non-audit services to other sister affiliates of Talos Energy. Each of these individuals were deemed to be covered persons pursuant to the SEC and PCAOB independence rules as it pertains to EY’s audits of Talos Energy performed pursuant to PCAOB standards. None of the financial relationships related to investments in Talos Energy. These matters had no impact on Talos Energy’s operations or its consolidated financial statements. Upon identification of the covered person financial relationship matters, the respective financial relationships were either disposed of or rolled over, or the individual was removed from the related non-audit service engagement team.

In 2017 and 2018, two EY professionals provided non-audit services to sister affiliates of Talos Energy causing them to be deemed covered persons pursuant to the SEC and PCAOB independence rules as it pertains to EY’s audits of Talos Energy performed pursuant to PCAOB standards. The EY professionals reported part-time dual employment with another sister affiliate of Talos Energy. Under the SEC and PCAOB auditor independence rules, covered persons cannot have employment relationships with an audit client or any affiliate of the audit client. Neither of these individuals provided service to Talos Energy. These matters had no impact on Talos Energy’s operations or its consolidated financial statements. Upon identification of the covered person employment relationship matters, the respective employment relationships were terminated in late 2017 and early 2018, respectively.

After careful consideration of the facts and circumstances and the applicable independence rules, EY has concluded that (i) the aforementioned matters will not impair EY’s ability to exercise objective and impartial judgment in connection with its audits of Talos Energy’s and Talos Energy Inc.’s consolidated financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that EY has been and is capable of exercising objective and impartial judgment on all issues encompassed within its audit engagements.

The Talos board has reviewed and considered the impact that these matters may have on EY’s independence with respect to Talos under the applicable SEC and PCAOB independence rules. After considering all the facts and circumstances, the Talos board concluded that these matters have not and will not impair EY’s ability to exercise objective and impartial judgment on all issues encompassed with their audit engagements and a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion.

Reserve Engineers

Certain information with respect to the oil and gas reserves associated with Talos’s oil and natural gas properties that is derived from the reports of Netherland, Sewell & Associates, Inc. has been included or incorporated by reference in this prospectus upon the authority of said firm as an expert with respect to the matters covered by such report and in giving such report.

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Stone Energy

The consolidated financial statements of Stone Energy Corporation as of December 31, 2017 (Successor) and 2016 (Predecessor) and for the period March 1, 2017 through December 31, 2017 (Successor), the period January 1, 2017 through February 28, 2017 (Predecessor), and the years ended December 31, 2016 and 2015 (Predecessor), appearing in Talos Energy Inc.’s Current Report on Form 8-K dated June 3, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our securities. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.

•	Our Annual Report on Form 10-K for the year ended December 31, 2018;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

•	Our Current Reports on Form 8-K filed on January 16, 2019, January 24, 2019, February 15, 2019, March 14, 2019, April 16, 2019, April 24, 2019, May 9, 2019, May 28, 2019 and June 3, 2019; and

•

The description of our common stock included in our Registration Statement on Form S-4 (File No. 333-222341), originally filed with the Commission on December 29, 2017, under the heading “Description of New Talos Capital Stock,” which updates the description of the common stock of Stone contained in the Registration Statement on Form 8-A filed by Talos Petroleum LLC (formerly Stone Energy Corporation) on February 28, 2017, and including all other amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the registration statement, shall be deemed to be incorporated by reference in this prospectus until the termination of each offering under this prospectus.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

Attn: Executive Vice President, General Counsel and Secretary

Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in the prospectus modifies or replaces this information.

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PROSPECTUS

Talos Energy Inc.

10,655,012 Shares of Common Stock

The selling stockholders may offer and sell up to 10,655,012 shares in the aggregate of common stock identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

The selling stockholders may offer and sell shares of our common stock from time to time. The selling stockholders may offer and sell shares of our common stock at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. If any underwriters, dealers or agents are involved in the sale of any of the shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such shares. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our common stock.

We are registering these 10,655,012 shares of our common stock for sale by the selling stockholders pursuant to a registration rights agreement, dated as of May 10, 2018 (the “Original Registration Rights Agreement”), as amended on February 28, 2020 (the “Registration Rights Agreement”), which amendment we entered into in connection with the closing of the ILX and Castex Acquisition (as defined herein).

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TALO.” On April 21, 2021, the closing price of our common stock on the NYSE was $11.34 per share.

Our principal executive offices are located at 333 Clay Street, Suite 3300, Houston, Texas 77002, and our telephone number is (713) 328-3000.

Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors” on page 6 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 3, 2021.

Neither we nor the selling stockholders have authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy shares anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the Securities and Exchange Commission, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these shares.

i

Glossary

As used in this prospectus, unless the context indicates or otherwise requires, the following terms have the following meanings.

•

“Apollo Funds” means funds and other alternative investment vehicles managed by Apollo Management VII, L.P., a Delaware limited partnership and Apollo Commodities Management, L.P., a Delaware limited partnership with respect to Series I.

•	“Castex Energy 2014” means Castex Energy 2014, LLC, a Delaware limited liability company.

•	“Castex 2014 Holdings” mean Riverstone V Castex 2014 Holdings, L.P., a Delaware limited partnership.

•	“Castex Energy 2016” means Castex Energy 2016, L.P., a Delaware limited partnership.

•

“ILX and Castex Acquisition” means the acquisition of the outstanding limited liability company interests in certain wholly owned subsidiaries of each of ILX Holdings, ILX Holdings II, ILX Holdings III, Castex 2014 Holdings and Castex Energy 2016.

•	“ILX Holdings” means ILX Holdings, LLC, a Delaware limited liability company.

•	“ILX Holdings II” means ILX Holdings II, LLC, a Delaware limited liability company.

•	“ILX Holdings III” means ILX Holdings III, LLC, a Delaware limited liability company.

•

“Purchase and Sale Agreements” means the separate Purchase and Sale Agreements, dated as of December 10, 2019, and as amended on February 24, 2020, by and among Talos Energy, Talos Production and each of ILX Holdings, ILX Holdings II, ILX Holdings III and Castex Energy 2014.

•	“Riverstone Funds” means entities controlled by or affiliated with Riverstone Energy Partners V, L.P., a Delaware limited partnership.

•	“Stone” means Stone Energy Corporation, a Delaware corporation, as it existed before the Stone Combination.

•

“Stone Combination” means the business combination between Talos Energy LLC and Stone, consummated on May 10, 2018, pursuant to which Talos Energy LLC and Stone became wholly owned subsidiaries of Talos Energy.

•	“Talos Energy LLC” means Talos Energy LLC, a Delaware limited liability company.

•	“Talos Production” means Talos Production, Inc., a Delaware corporation.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration process, the selling stockholders named in this prospectus may use this prospectus to sell up to 10,655,012 shares of common stock from time to time in one or more offerings as described in this prospectus. Each time that the selling stockholders offer and sell shares of common stock, the selling stockholders may provide a prospectus supplement to this prospectus that will contain specific information about the shares being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any shares, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “Talos” and the “Company,” refer to Talos Energy Inc. and its consolidated subsidiaries. References in this prospectus to “Talos Energy” refer to Talos Energy Inc. and not any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 to register the offer and sale of the shares covered hereby. This prospectus, which forms part of the Registration Statement, does not contain all of the information included in that Registration Statement. For further information about us and the shares covered by this prospectus, you should refer to the Registration Statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.talosenergy.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in, or incorporated by reference into, this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this prospectus and the documents incorporated by reference herein, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about:

•	business strategy;

•	reserves;

•	exploration and development drilling prospects, inventories, projects and programs;

•	our ability to replace the reserves that we produce through drilling and property acquisitions;

•	financial strategy, liquidity and capital required for our development program and other capital expenditures;

•	realized oil and natural gas prices;

•	timing and amount of future production of oil, natural gas and natural gas liquids (“NGLs”);

•	our hedging strategy and results;

•	future drilling plans;

•	availability of pipeline connections on economic terms;

•	competition, government regulations and political developments;

•	our ability to obtain permits and governmental approvals;

•	pending legal, governmental or environmental matters;

•	our marketing of oil, natural gas and NGLs;

•	leasehold or business acquisitions on desired terms;

•	costs of developing properties;

•	general economic conditions;

•	credit markets;

•	impact of new accounting pronouncements on earnings in future periods;

•	estimates of future income taxes;

•	our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other exploration activities;

•	uncertainty regarding our future operating results and our future revenues and expenses; and

•	plans, objectives, expectations and intentions contained in this prospectus and information incorporated by reference herein that are not historical.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility due to the continued impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business; the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels; the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government and regulations; lack of availability of drilling and production equipment and services; adverse weather events, including tropical storms, hurricanes and winter storms; inflation; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our business combinations are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations; and the other risks discussed under the heading “Risk Factors” in this prospectus, our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, all of which are incorporated by reference herein, and any risk factors included in any applicable prospectus supplement.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. All forward-looking statements speak only as of the date of this prospectus and the documents incorporated by reference herein. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus or the documents incorporated by reference herein.

ABOUT TALOS ENERGY INC.

Overview

Talos is a technically-driven independent offshore energy company engaged in oil and gas exploration and production in the U.S. Gulf of Mexico and offshore Mexico. We are focused on safely and efficiently maximizing value through our operations. We leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world.

We combine our technical experience in geology, geophysics and engineering with innovative resource evaluation techniques and seismic imaging expertise to discover new resources. We rely on our operational experience to safely and responsibly optimize production and recovery from our assets. Finally, we leverage our commercial and corporate management experience to most effectively allocate our capital to balance risk and reward, grow our business and maximize long-term shareholder value.

We have historically focused our operations in the U.S. Gulf of Mexico because of our deep experience and technical expertise in the basin, which maintains favorable geologic and economic conditions, including multiple reservoir formations, comprehensive geologic and geophysical databases, extensive infrastructure and an attractive asset acquisition market.

Our Corporate Information

Talos Energy was incorporated under the laws of the State of Delaware on November 14, 2017 for the purpose of effecting the Stone Combination. As a result of the Stone Combination, Talos Energy became a publicly listed company and now trades on the NYSE under the ticker symbol “TALO.”

Our principal executive offices are located at 333 Clay Street, Suite 3300, Houston, Texas 77002, and our telephone number at that address is (713) 328-3000. Our website address is www.talosenergy.com. Information contained on, or is or becomes accessible through, our website does not constitute a part of this prospectus.

For additional information about the Company, please read the documents listed under the heading “Incorporation of Certain Documents by Reference.”

RISK FACTORS

You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K as incorporated herein by reference, as well as the other information contained, or incorporated by reference, in this prospectus, before deciding to invest in our common stock. Any of these risks could materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In addition, these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or those that we currently view to be immaterial could also materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In any such case, you may lose all or a part of your investment in our common stock. Please read the section entitled “Cautionary Note Regarding Forward Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock being offered by any of the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ shares and to indemnify the selling stockholders against certain liabilities.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time of up to 10,655,012 shares of our common stock by the stockholders identified in the table below, who we refer to in this prospectus as the “selling stockholders” and their transferees, pledgees, donees, assignees or other successors (each also a selling stockholder for purposes of this prospectus). The selling stockholders identified below may currently hold or acquire at any time shares of our common stock in addition to those registered hereby.

We are registering these 10,655,012 shares of our common stock for sale by the selling stockholders named below pursuant to the Registration Rights Agreement. For additional information regarding the Registration Rights Agreement, see “Description of Capital Stock—Registration Rights Agreement.”

The percent of beneficial ownership for the selling stockholders is based on 81,707,594 shares of our common stock outstanding as of April 20, 2021. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares of our common stock beneficially owned by them. The mailing address of the listed beneficial owners is c/o Riverstone Holdings, LLC, 712 Fifth Avenue, 36th Floor, New York, NY 10019.

The information in the table below (other than the percentages of our outstanding common stock beneficially owned) in respect of the selling stockholders was furnished by or on behalf of the selling stockholders and is as of the date hereof. Except as may be noted elsewhere in this prospectus relating to the Purchase and Sale Agreements and the Registration Rights Agreement, the selling stockholders do not have, and within the past three years have not had, any material relationship with us or any of our affiliates.

Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related Registration Statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.

The selling stockholders are not obligated to sell any of the shares of our common stock offered by this prospectus. Because the selling stockholders identified in the table below may sell some or all of the shares of our common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares of our common stock, no estimate can be given as to the number of shares of our common stock covered by this prospectus that will be held by the selling stockholders upon termination of this offering. In addition, subject to the Registration Rights Agreement, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the selling stockholders will sell all of the shares of our common stock beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our common stock that they may currently own.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering(1)
	Number	%	Shares Offered Hereby	Number	%
Selling Stockholders:
ILX Holdings, LLC	4,960,000	6.1%	4,960,000	—	—
ILX Holdings II, LLC	4,510,000	5.5%	4,510,000	—	—
ILX Holdings III, LLC	130,000	*	130,000	—	—
Riverstone V Castex 2014 Holdings, L.P.	1,055,012	1.3%	1,055,012	—	—
Total	10,655,012	13.0%	10,655,012	—	—

*	Less than one
(1)

Assumes that the selling stockholders (i) will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus and (ii) do not acquire beneficial ownership of any additional shares of our common stock.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, which are filed as exhibits to the Registration Statement of which this prospectus forms a part. In certain circumstances, the terms of such capital stock are modified by our Stockholders’ Agreement, entered into on May 10, 2018, as amended from time to time (the “Stockholders’ Agreement).

Our authorized capital stock consists of 300,000,000 shares of capital stock, consisting of 270,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of blank check preferred stock, par value $0.01 per share.

As of April 20, 2021, there were 81,707,594 shares of our common stock and no shares of our preferred stock issued and outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share of our common stock held. Holders of our common stock are not entitled to vote on any amendment to our Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote on such terms pursuant to our Amended and Restated Certificate of Incorporation, or the Delaware General Corporation Law (“DGCL”).

Our Amended and Restated Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock or any resolution providing for the issuance of such series of stock adopted by our board of directors, the number of authorized shares of either our common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power.

Our Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of preferred stock, each director of our board of directors will be elected by the vote of a majority of the votes cast affirmatively or negatively with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided that if, on the 10th day before we mail our notice of meeting to the stockholders, the number of nominees exceeds the number of directors to be elected at the meeting, then the directors will be elected by a vote of a plurality of the votes cast. Subject to the terms of the Stockholders’ Agreement, our Amended and Restated Certificate of Incorporation provides that directors (other than directors elected exclusively by the holders of one or more series of preferred stock) may be removed from office only for cause and only by the affirmative vote of our stockholders that together hold at least 66 2/3% of the voting power of our outstanding shares.

Our Amended and Restated Certificate of Incorporation provides for our board or directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected exclusively by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors and helps to ensure that there will be continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the Company’s long-term value and success.

Our Amended and Restated Bylaws provide that unless required otherwise by law, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws, any action other than the election of directors that requires stockholder approval must be authorized by a majority of the votes cast affirmatively or negatively by the stockholders entitled to vote at a meeting at which a quorum is present. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that the Amended and Restated Bylaws may be adopted, amended, altered, or repealed by the approval of our board of directors, which must include the approval of a majority of our directors then in office; provided, however, our Amended and Restated Bylaws provide that the provisions in our Amended and Restated Bylaws relating to board size, certain board votes to approve certain related party transactions and certain issuances of preferred stock, and the composition and authority of the Audit Committee and the Governance & Nominating Committee may not be amended, altered or repealed (and no provision inconsistent therewith may be adopted) by our board of directors without the approval of either (i) all of the directors then in office or (ii) a majority of the directors then qualifying as Company Independent Directors as set forth in the Stockholders’ Agreement. Our Amended and Restated Bylaws may also be adopted, amended or repealed by the affirmative vote of the stockholders that together hold at least 66 2/3% of our outstanding shares; provided that until the Apollo Funds and the Riverstone Funds, in the aggregate, beneficially own 50% or less of our outstanding shares of our common stock, any such modifications or amendments adopted by our stockholders are approved by the affirmative vote of the stockholders that together hold a majority of our outstanding shares.

Generally, our Amended and Restated Certificate of Incorporation may be amended, modified or repealed if the amendment, modification or repeal is approved by our board of directors and by the affirmative vote of our stockholders that together hold a majority of our outstanding shares. Subject to the foregoing sentence and the rights of the holders of any series of preferred stock, our Amended and Restated Certificate of Incorporation may be amended as provided by the DGCL.

Apollo Funds and Riverstone Funds, by virtue of their ownership of a majority of the voting power of our common stock (but subject to the Stockholders’ Agreement), will be able to approve any matter brought to a vote of our stockholders without the affirmative vote of any other stockholders.

Dividend Rights. Subject to any preferential dividend rights of outstanding preferred stock, our board of directors may, in its discretion, out of funds legally available for the payment of dividends, declare and pay dividends on our common stock.

Liquidation Rights. In the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision for payment of our debts and other liabilities and payment or setting aside for payment of any preferential amount due to the holders of any series of preferred stock, the holders of our common stock will receive ratably any assets remaining to be paid or distributed.

Preemptive Rights. Under our Amended and Restated Certificate of Incorporation, the holders of our common stock do not have preemptive rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Under our Amended and Restated Certificate of Incorporation, our board of directors has the authority to issue preferred stock in one or more series, and to fix for each series the voting powers, designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions, as may be stated and expressed in any resolution or resolutions adopted by our board of directors providing for the issuance of such series as may be permitted by the DGCL, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our stockholders.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may restrict dividends on our common stock, dilute the voting power of our common stock or subordinate the liquidation rights of our common stock.

Exclusive Venue

Our Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees, agents or stockholders (including beneficial owners of stock) to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine, will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the Company’s Amended and Restated Certificate of Incorporation is inapplicable or unenforceable.

The choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

Registration Rights Agreement

On February 28, 2020, in connection with the closing of the ILX and Castex Acquisition, we entered into an amendment to the Original Registration Rights Agreement with ILX Holdings, ILX Holdings II, ILX Holdings III and Castex 2014 Holdings, among others, pursuant to which, subject to certain restrictions, we agreed, among other things, to file with the SEC a shelf registration statement on Form S-3 registering for resale the shares of our common stock registered hereby. We are filing the registration statement, of which this prospectus forms a part, pursuant to our obligations under the Registration Rights Agreement.

Anti-Takeover Effects of Provisions of our Governing Documents

Although the Apollo Funds and the Riverstone Funds own a majority of our capital stock, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Board Designees

Pursuant to a Stockholders’ Agreement we entered into in connection with the Stone Combination and our Amended & Restated Bylaws, the board of directors is to consist of ten (10) members, and the Apollo Funds and the Riverstone Funds (each a “Stockholder Group”) will each independently have the right to designate, in connection with any annual or special meeting of our stockholders at which directors will be elected, (i) two (2) persons for nomination by the board of directors for election to the board of directors (each, a “Nominee”) for so long as such Stockholder Group owns at least (A) 15% of our outstanding common stock or (B) 50% of the number of shares of our common stock issued to such Stockholder Group in connection with the Stone Combination, after appropriate adjustment for any stock split, subdivision, combination or reclassification of any shares (such shares with respect to each Stockholder Group, the “Initial Group Shares,” and collectively, the “Initial Shares”) and (ii) one (1) Nominee for so long as such Stockholder Group owns (A) at least 5% but less than 15% of our outstanding common stock or (B) at least 50% of the number of Initial Group Shares.

Further, the Stockholders’ Agreement also provides that (i) for so long as the Apollo Funds and the Riverstone Funds collectively own at least (A) 50% of our outstanding common stock or (B) 80% of the number of Initial Shares, the Apollo Funds and the Riverstone Funds shall have the collective right to designate two (2) Nominees, one of whom qualifies as an “independent” under the NYSE listing standards (an “Independent Director”) and the other of whom must either be our Chief Executive Officer or also qualify as an Independent Director, and (ii) for so long as the Apollo Funds and the Riverstone Funds collectively own (A) less than 50% of our outstanding common stock but at least 60% of the Initial Shares or (B) less than 80% of the Initial Shares but at least 40% of our outstanding common stock, the Apollo Funds and the Riverstone Funds shall have the collective right to designate one (1) Nominee, whom must either be our Chief Executive Officer or qualify as an Independent Director.

The Apollo Funds and the Riverstone Funds have agreed to vote their shares of our common stock in favor of any Nominees designated by the other Stockholder Group, and in accordance with the terms of the Stockholders’ Agreement with respect to all other Nominees.

These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of our common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Amended and Restated Bylaws provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a qualified stockholder of record at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Secretary of the stockholder’s intention to bring such business before the meeting. Our Amended and Restated Bylaws provide that, subject to applicable law, special meetings of the stockholders may be called at any time by (i) the Chairman of our board of directors, (ii) the President, (iii) a majority of our board of directors, (iv) a majority of the executive committee (if any) or (v) the Secretary at the direction of a stockholder, or a group of stockholders, holding at least 25% of our capital stock. Our Amended and Restated Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Amended and Restated Bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Action by Written Consent in Lieu of a Meeting

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws also provide that, until such time as the Apollo Funds and the Riverstone Funds, in the aggregate, beneficially own 50% or less of our outstanding shares of our common stock, any action that could be taken by stockholders at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if there is a written consent signed by holders of our outstanding common stock sufficient to take such action if there had been a meeting of stockholders. After such time as the Apollo Funds and the Riverstone Funds, in the aggregate, beneficially own 50% or less of our outstanding shares of common stock, any action that could be taken by stockholders at a meeting of stockholders must be effected at a duly called annual or special meeting and may not be effected by consent in lieu of a stockholder meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Related Party Transactions

Our Amended and Restated Bylaws and the Stockholders’ Agreement provide that we will not enter into any related party transaction unless such transaction has been approved by a majority of the disinterested directors or a majority of the Audit Committee. Under the Stockholders’ Agreement, a related party transaction is any transaction or series of related transactions in which we or any of our affiliates is a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates or any of our directors has a direct or indirect material interest and the transaction or series of transaction involves payments of $120,000 or more or are otherwise not de minimis in nature. With respect to any related party transaction involving the Apollo Funds or their affiliates, the Audit Committee may request that the Riverstone designees confirm that the Riverstone Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Riverstone designees will not be considered disinterested directors until the Riverstone designees provide such confirmation. With respect to any related party transaction involving the Riverstone Funds or their affiliates, the Audit Committee may request that the Apollo designees confirm that the Apollo Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Apollo designees will not be considered disinterested directors until the Apollo designees provide such confirmation.

Corporate Opportunities and Transactions with Controlling Stockholders

In recognition and anticipation that directors, officers, employees, managing directors or other affiliates of the Apollo Funds and the Riverstone Funds may serve as our directors or officers, that the Apollo Funds and the Riverstone Funds may engage in the same or similar lines of business as we do, and that the Apollo Funds and the Riverstone Funds may have an interest in the same areas of corporate opportunity as we do, our Amended and Restated Certificate of Incorporation provides for the allocation of certain transactions and corporate opportunities between us, on the one hand, and the Apollo Funds and the Riverstone Funds, on the other hand. Specifically, except as otherwise agreed by us and the Apollo Funds and the Riverstone Funds, the Apollo Funds and the Riverstone Funds, and their directors, officers, employees, managing directors or other affiliates who are also directors or officers of us, will be permitted to engage in the same or similar activities or lines of business as we do, to do business with any of our clients, customers, vendors or lessors (or their affiliates), or to make investments in the same kind of property as we do.

We will renounce any interest or expectancy to participate in any business of the Apollo Funds and the Riverstone Funds, and will waive any claim against the Apollo Funds and the Riverstone Funds, or any director, officer, employee, managing director or other affiliate of an Apollo Fund or a Riverstone Fund who is also one of our directors or officers, and will indemnify such entity or person against any claim that such entity or person is liable to us or our stockholders for a breach of any fiduciary duty solely because such entity or person participated in any such business.

In the event that the Apollo Funds and the Riverstone Funds or any director, officer, employee, managing director or other affiliate of the Apollo Funds and the Riverstone Funds, who is also one of our directors or officers acquires knowledge of a potential transaction which may constitute a corporate opportunity for such entity or person and us, such entity or person will not have a duty to offer or communicate information about the corporate opportunity to us. In addition, we will renounce any interest or expectancy in such corporate opportunity and will waive any claim against the Apollo Funds or the Riverstone Funds or any director, officer, employee, managing director or other affiliate of the Apollo Funds or the Riverstone Funds who is also one of our directors or officers and will indemnify such entity or person against any claim that such entity or person is liable to us or our stockholders for breach of any fiduciary duty solely because such entity or person (i) pursues or acquires any corporate opportunity, (ii) directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person or (iii) does not communicate the corporate opportunity to us, provided, however, that any corporate opportunity which is expressly offered to a person in writing solely in his or her capacity as one of our officers or directors will belong to us.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

NYSE Listing

Our common stock is listed on the NYSE under the trading symbol “TALO.”

PLAN OF DISTRIBUTION

The selling stockholders may use any one or more of the following methods when selling shares of our common stock under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such stock at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales and delivery of shares of our common stock to close out short positions;

•	sales by broker-dealers of shares of our common stock that are loaned or pledged to such broker-dealers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A selling stockholder may also sell our common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus.

We will bear all fees and expenses incident to our obligation to register the shares of our common stock.

We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the shares, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

A selling stockholder may fix a price or prices of our shares of common stock at:

•	market prices prevailing at the time of any sale under this Registration Statement;

•	prices related to market prices; or

•	negotiated prices.

A selling stockholder may change the price of the shares offered from time to time.

A selling stockholder, or agents designated by it, may directly solicit, from time to time, offers to purchase the shares. Any such agent may be deemed to be an “underwriter” as that term is defined in the Securities Act. Any agents involved in the offer or sale of the shares and any commissions payable by a selling stockholder to these agents will be named and described in any applicable prospectus supplement. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If any selling stockholder utilizes any underwriters in the sale of the shares in respect of which this prospectus is delivered, we and the selling stockholder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the shares in respect of which this prospectus is delivered to the public. The underwriters may also be our or the selling stockholders’ customers or may engage in transactions with or perform services for us or any selling stockholder in the ordinary course of business.

If any selling stockholder utilizes a dealer in the sale of the shares in respect of which this prospectus is delivered, the selling stockholder will sell those shares to the dealer, as principal. The dealer may then resell those shares to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the selling stockholder’s customers or may engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business.

Offers to purchase shares may be solicited directly by any selling stockholder and the sale thereof may be made by the selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.

We or any selling stockholder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the shares, including liabilities arising under the Securities Act.

The selling stockholder may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, a selling stockholder may enter into derivative transactions with third parties, or sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, a selling stockholder may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our shares or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business for which they receive compensation.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

LEGAL MATTERS

Kirkland & Ellis LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the shares of our common stock offered hereby on behalf of Talos Energy Inc. Additional legal matters may be passed upon for us, the selling stockholder or any underwriters, dealers or agents by counsel that we may name in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Talos Energy Inc., appearing in Talos Energy Inc.’s Annual Report on Form 10-K filed with the SEC on March 10, 2021, for the year ended December 31, 2020, and the effectiveness of Talos Energy Inc.’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

Prior to the Transactions, Talos Energy was controlled by the Apollo Funds through May 10, 2018. Talos Energy and its historical financial statements were not subject to the SEC and Public Company Accounting Oversight Board (United States) (“PCAOB”) auditor independence rules. The historical financial statements of Talos Energy, the target for purposes of the Transactions, were conducted in accordance with U.S. generally accepted auditing standards and subject to the AICPA independence rules. Upon completion of the Transactions, Talos Energy was deemed the accounting acquirer and as such, its historical 2016 and 2017 financial statements were required to be presented as the predecessor in subsequent SEC filings, audited in accordance with PCAOB audit standards, and subject to SEC auditor independence rules. EY converted its historical audits of Talos Energy to SEC and PCAOB standards.

In November 2016, an Apollo Fund acquired a controlling interest in a company unrelated to Talos Energy (Apollo portfolio company or “APC”) resulting in APC becoming an affiliate of Talos Energy by virtue of being under common control and subject to the SEC and PCAOB auditor independence rules relative to EY’s audits of Talos Energy’s consolidated financial statements conducted in accordance with the PCAOB standards. EY has provided certain non-audit advisory services for APC, including managed services and a tax service that included a contingent fee arrangement. Once APC became an affiliate of Talos Energy in November 2016, the managed services and the contingent fee arrangement provided to APC was inconsistent with the SEC’s and PCAOB’s auditor independence rules relative to EY’s audits of Talos Energy’s consolidated financial statements pursuant to PCAOB standards. The managed services were terminated, and the contingent fee arrangement was converted to an appropriate fee arrangement in November 2017. Fees from these engagements from November 2016 to November 2017 were not material to EY or APC. None of the professionals who provided or were involved with the aforementioned engagements were or are a member of the EY audit engagement team with respect to the PCAOB audits of Talos Energy’s consolidated financial statements. The operations and related financial results of APC had no impact on Talos Energy’s operations or its consolidated financial statements. The managed services and contingent fee arrangement were not in any way related to the operations, and did not affect, the consolidated financial statements of Talos Energy. In addition, the results of the managed services and contingent fee arrangement were not subject to audit by EY.

In April 2018, it was determined that a service team in EY France (EY member firm) provided internal audit co-sourcing services during November and December 2017 to an Apollo portfolio company (“APC 2”) controlled by an Apollo Fund and thus an affiliate of Talos Energy by virtue of being under common control. The service ceased in December 2017. Fees from this engagement were not material to EY or APC 2. None of the professionals who provided or were involved with the aforementioned engagement were or are a member of the EY audit engagement team with respect to the PCAOB audits of Talos Energy’s consolidated financial statements. The operations and related financial results of APC 2 had no impact on Talos Energy’s operations or its consolidated financial statements. The co-sourcing services were not in any way related to the operations, and did not affect, the consolidated financial statements of Talos Energy. In addition, the results of the co-sourcing services were not subject to audit by EY.

In 2016, a staff level employee of EY in the United States provided audit services to Talos Energy while holding a de minimis financial relationship with an affiliate of Talos Energy. Additionally, during 2016 and 2017, four employees of EY or an associated firm held financial relationships with certain affiliates of Talos Energy while providing non-audit services to other sister affiliates of Talos Energy. Each of these individuals were deemed to be covered persons pursuant to the SEC and PCAOB independence rules as it pertains to EY’s audits of Talos Energy performed pursuant to PCAOB standards. None of the financial relationships related to investments in Talos Energy. These matters had no impact on Talos Energy’s operations or its consolidated financial statements. Upon identification of the covered person financial relationship matters, the respective financial relationships were either disposed of or rolled over, or the individual was removed from the related non-audit service engagement team.

In 2017 and 2018, two EY professionals provided non-audit services to sister affiliates of Talos Energy causing them to be deemed covered persons pursuant to the SEC and PCAOB independence rules as it pertains to EY’s audits of Talos Energy performed pursuant to PCAOB standards. The EY professionals reported part-time dual employment with another sister affiliate of Talos Energy. Under the SEC and PCAOB auditor independence rules, covered persons cannot have employment relationships with an audit client or any affiliate of the audit client. Neither of these individuals provided service to Talos Energy. These matters had no impact on Talos Energy’s operations or its consolidated financial statements. Upon identification of the covered person employment relationship matters, the respective employment relationships were terminated in late 2017 and early 2018, respectively.

After careful consideration of the facts and circumstances and the applicable independence rules, EY has concluded that (i) the aforementioned matters will not impair EY’s ability to exercise objective and impartial judgment in connection with its audits of Talos Energy’s/Talos Energy Inc.’s consolidated financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that EY has been and is capable of exercising objective and impartial judgment on all issues encompassed within its audit engagements.

The Talos board has reviewed and considered the impact that these matters may have on EY’s independence with respect to Talos under the applicable SEC and PCAOB independence rules. After considering all the facts and circumstances, the Talos board concluded that these matters have not and will not impair EY’s ability to exercise objective and impartial judgment on all issues encompassed with their audit engagements and a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion.

Reserve Engineers

Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties that is derived from the reports of Netherland, Sewell & Associates, Inc. has been included or incorporated by reference in this prospectus upon the authority of said firm as an expert with respect to the matters covered by such reports and in giving such reports.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021;

•	Our Current Reports on Form 8-K filed with the SEC on January 8, 2021, January 11, 2021, January 11, 2021, January 14, 2021, and February 11, 2021;

•

Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2021 (solely solely those portions that were incorporated by reference into Part III of our Annual Report on  Form 10-K for the year ended December 31, 2020); and

•

The description of our common stock included in our Registration Statement on Form S-4 (File No. 333-222341), originally filed with the SEC on December 29, 2017, under the heading “Description of New Talos Capital Stock,” which updates the description of the common stock of Stone Energy Corporation contained in the Registration Statement on Form 8-A filed by Talos Petroleum LLC (formerly Stone Energy Corporation) on February 28, 2017, and including all other amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

Attn: Executive Vice President, General Counsel and Secretary

Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in the prospectus modifies or replaces this information.

Talos Energy Inc.

5,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

June 23, 2021

BMO Capital Markets